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                                                                    Exhibit 99.4

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         TUTOGEN MEDICAL APPOINTS DR. KARL KOSCHATZKY MANAGING DIRECTOR
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                              FOR IMMEDIATE RELEASE

Contacts:
L. Robert Johnston, CFO                                 Lytham Partners, LLC
Tutogen Medical, Inc.                                   Institutional: Joe Diaz
386-462-0402                                            Retail: Joe Dorame
bjohnston@tutogen.com                                   602-889-9700

ALACHUA, FLORIDA - JUNE 30, 2006 - Tutogen Medical, Inc., (AMEX: TTG), a leading manufacturer of sterile biological implant products made from human (allograft) and animal (xenograft) tissue, announced today that Mr. Manfred Kruger, Managing Director of the company's German subsidiary and President of International operations is no longer associated with Tutogen Medical, Inc. Dr.Karl Koschatzky has been appointed to fill the position of Managing Director. Dr. Koschatzky has been with Tutogen since 1988 and served most recently as Director of Research and Development operations.

ABOUT TUTOGEN MEDICAL, INC.
Tutogen Medical, Inc. manufactures sterile biological implant products made from human (allograft) and animal (xenograft) tissue. Tutogen utilizes its Tutoplast Process(R) of tissue preservation and viral inactivation to manufacture and deliver sterile bio-implants used in spinal/trauma, urology, dental, ophthalmology, and general surgery procedures. The Company's Tutoplast(R) products are sold and distributed worldwide by Zimmer Spine and Zimmer Dental, subsidiaries of Zimmer, the Mentor Corporation (Mentor), IOP, Inc. and through independent distributors and subsidiaries in the U.S. and Germany. In addition, Mentor is the exclusive distributor for the Company's Tutoplast Dermis(R) products in North America for use in the dermatology and plastic surgery markets for breast reconstruction. For more information, visit the Company's Web site at HTTP://WWW.TUTOGEN.COM.

FORWARD-LOOKING STATEMENT DISCLAIMER: CERTAIN STATEMENTS IN THIS NEWS RELEASE ARE FORWARD-LOOKING AND ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY DIFFER MATERIALLY FROM THOSE SET FORTH IN THESE STATEMENTS, INCLUDING THE STATUS OF THE COMPANY'S LISTING ON THE AMERICAN STOCK EXCHANGE AND THE ANTICIPATED TIMING FOR RESTATEMENT OF THE COMPANY'S FINANCIAL STATEMENTS. FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH OR IMPLIED BY FORWARD-LOOKING STATEMENTS. THESE AND OTHER RISKS ARE IDENTIFIED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005. ALL INFORMATION IN THIS PRESS RELEASE IS AS OF THE DATE HEREOF, AND THE COMPANY UNDERTAKES NO DUTY TO UPDATE THIS INFORMATION UNLESS REQUIRED BY LAW.

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